Exhibit 10.12

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made this [●] day of [●], 20[•], between Turtle Beach Corporation, a Nevada corporation (the “Company”), and [●], an individual (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is a member of the board of directors (the “Board” or “Board of Directors”) and/or an officer of the Company;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, the Company has adopted bylaws (the “Bylaws”) providing for the indemnification of the directors and executive officers of the Company (“Covered Persons”);

WHEREAS, the Bylaws and Nevada Revised Statute Sections 78.751 and 78.7502 (the “State Statutes”) specifically provide that they are not exclusive, and thereby contemplate that agreements may be entered into between the Company and a Covered Person with respect to indemnification of such Covered Person;

WHEREAS, Indemnitee is willing to serve, to continue to serve, and to take on additional service for and on behalf of the Company on the condition that Indemnitee is indemnified as set forth in this Agreement;

WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Bylaws, so that Indemnitee will serve or continue to serve the Company free from undue concern that Indemnitee will not be so indemnified;

WHEREAS, to induce Indemnitee to continue to serve as a director and/or officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification and advancement of expenses currently provided the Bylaws (as well as any indemnification or advancement of expenses as may hereafter be provided in any amendment to the Bylaws) and pursuant to any resolutions of the directors of the Company, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director and/or officer of the Company after the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

AGREEMENT

1.
Definitions.

As used in this Agreement:

(a)
“Act” has the meaning set forth in Section 8.
(b)
“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that Beneficial Owner shall exclude any Person (as defined below) otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
(c)
A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(c)(i), 1(c)(iii) or 1(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its ultimate parent, as applicable) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or its ultimate parent, as applicable, outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity or its ultimate parent, as applicable;

(iv) Liquidation or Sale. The approval by the stockholders of the Company of a complete liquidation of the Company or the effective date of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Act, whether or not the Company is then subject to such reporting requirement.

(d)
“Code” has the meaning set forth in Section 20.
(e)
“Company” has the meaning set forth in the preamble.
(f)
“Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the request of the Company.
(g)
“Disinterested Directors” has the meaning set forth in Section 13.
(h)
“Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary.
(i)
“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include: (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise (unless a court of competent jurisdiction determines that the assertions made by Indemnitee in such Proceeding or otherwise were not made in good faith or were frivolous). The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(j)
“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter (other than with respect to matters concerning other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(k)
“Nevada Court” has the meaning set forth in Section 23.
(l)
“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(m)
“Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, arbitrative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company or by reason of any action taken by him or her (or a failure to take action by him or her) or of any action (or failure to act) on his or her part while acting pursuant to his or her Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith and with a reasonable belief that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.
(n)
“Sarbanes-Oxley Act” has the meaning set forth in Section 8.
2.
Indemnification of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the State Statutes, or any successor statute or amendment thereof, or any other statutory provisions authorizing or permitting such indemnification that is adopted after the date of this Agreement.
3.
Additional Indemnity. Subject only to the exclusions set forth in Section 8 of this Agreement, the Company hereby further agrees to hold harmless, indemnify and defend Indemnitee:
(a)
against any and all Expenses actually and reasonably incurred by or for Indemnitee in connection with any Proceeding for which Indemnitee is a party to or participant, other than a Proceeding by or in the right of the Company to procure a judgment in its favor as a result of the fact that at the time of the act or omission which is the subject matter of such Covered Person was a director, officer or employee of the Company; and
(b)
otherwise to the fullest extent as may be provided to Indemnitee by the Company under the non-exclusivity provisions of the Bylaws of the Company, the State Statutes or any employment agreement between the Company and Indemnitee, if Indemnitee acted in good faith and with a reasonable belief that his or her action was in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The provisions of this Agreement are in addition to, and not in limitation of, the provisions of such Bylaws, the State Statutes or any employment agreement between the Company and Indemnitee.
4.
Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Nevada Court (as hereinafter defined) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
5.
Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
6.
Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
8.
Limitations on Additional Indemnity. No indemnity pursuant to this Agreement, shall be paid by the Company to the extent that:
(a)
payment therefor is actually made to Indemnitee under a valid and collectible insurance policy or policies, except with respect to any excess amount due to Indemnitee beyond the amount of payment to Indemnitee under such insurance policy or policies. Notwithstanding the availability of such insurance policy or policies, Indemnitee also may claim indemnification from the Company pursuant to this Agreement by assigning to the Company in writing any claims of Indemnitee under such insurance policy or policies to the extent of the amount Indemnitee is paid by the Company;
(b)
Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;
(c)
final judgment is rendered against Indemnitee for the payment of dividends or other distributions to stockholders of the Company in violation of the provisions of Subsection 2 of Nevada Revised Statutes Section 78.300, as amended;
(d)
(i) final judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or other similar provisions of any federal, state or local statutory law, or (ii) such payment would cover any reimbursement of the Company by Indemnitee of any bonus or other incentive-based on equity-based compensation or any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);
(e)
Indemnitee’s conduct giving rise to the claim for indemnification is finally adjudged by a court of competent jurisdiction to have been a breach of fiduciary duty which involved intentional misconduct, fraud or a knowing violation of the law; or
(f)
except as otherwise provided in this Agreement, in connection with all or any part of a suit or other proceeding which is initiated or maintained by or on behalf of Indemnitee, or any suit or other proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required by Nevada law; (ii) the suit or other proceeding was expressly authorized by an official act of the Board or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law.
9.
Continuation of Indemnity. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a Covered Person, and shall continue thereafter for so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a Covered Person. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
10.
Advancement of Expenses. In the event Indemnitee incurs Expenses in connection with the defense of any Proceeding (including any Expenses incurred for any appeal therefor), the Company agrees to pay such Expenses within 30 calendar days of submission of bills or vouchers for such costs or expenses, provided that Indemnitee delivers to Company prior to such payment a written undertaking by or on behalf of Indemnitee to repay the amount paid by the Company, including amounts paid in settlement, if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statutes, the Bylaws, this Agreement or otherwise. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 14(d), advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed (unless a court of competent jurisdiction determines that the assertions made by Indemnitee in such Proceeding or otherwise were not made in good faith or were frivolous). The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking by the Indemnitee to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company with respect to such applicable Proceeding or claim as to which the advancement of expenses was made. No other form of undertaking shall be required other than the execution of this Agreement. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8. In the case of an action brought against Indemnitee by the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or other similar provisions of any federal, state or local statutory law for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company, Indemnitee’s Expenses will not be advanced unless such advancement is approved by the Board by a majority vote of a quorum consisting of Disinterested Directors who are not parties to the action, suit or proceeding, or, if such a quorum cannot be obtained, by Independent Counsel in a written opinion that such indemnification is proper in the circumstances.
11.
Presumptions and Effect on Certain Proceedings.
(a)
In making a determination with respect to entitlement to indemnification hereunder, Indemnitee shall be presumed to be entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 12 of this Agreement. The Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons, or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any Proceeding pursuant to this Agreement that indemnification is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)
Subject to Section 14(e), if the person, persons or entity empowered or selected under Section 13 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 13(a) of this Agreement and if (A) within thirty (30) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within ninety (90) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a) of this Agreement.
(c)
The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(d)
For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and with a reasonable belief if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(e)
The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
12.
Procedure for Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, if a request with respect thereto is to be made against the Company under this Agreement, Indemnitee shall notify the Company of the commencement thereof; but the failure by Indemnitee to notify the Company will not relieve the Company of any liability which it may have to Indemnitee under this Agreement or otherwise. With respect to any Proceeding as to which Indemnitee notifies the Company as required herein:
(a)
The Company shall be entitled to participate therein at its own expense;
(b)
Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of Indemnitee with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of Indemnitee in the action, suit or proceeding, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the sole expense of Indemnitee unless (i) the employment of counsel by Indemnitee at the Company’s expense has been authorized in writing by the Company; (ii) Indemnitee shall have reasonably concluded, upon advice of counsel experienced in such matters, that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, suit or proceeding. In each such instance set forth in (i) through (iii) of this paragraph (b), the reasonable cost of Indemnitee’s counsel shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be entitled to assume the defense of any action, suit or proceeding brought against Indemnitee by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided in (ii) above; and
(c)
The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s prior written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

13.
Procedure Upon Application for Indemnification.
(a)
Upon written request by Indemnitee for indemnification pursuant to Section 12, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the directors of the Company who are not and were not a party to the proceeding in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if there are no Disinterested Directors and if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(b)
In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 13(a) of this Agreement, the Independent Counsel shall be selected as provided in this Section 13(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Nevada Court has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 12 of this Agreement and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Nevada Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 13(a) of this Agreement. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
14.
Remedies of Indemnitee.
(a)
Subject to Section 14(e), in the event that (i) a determination is made pursuant to Section 13 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 13 of this Agreement promptly after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 13(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 2 or 3 of this Agreement is not made promptly after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement of expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 or 6 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or arbitration.
(b)
In the event that a determination shall have been made pursuant to Section 13 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of expenses, as the case may be.
(c)
If a determination shall have been made pursuant to Section 13(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)
The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise (unless a court of competent jurisdiction determines that the assertions made by Indemnitee in such Proceeding or otherwise were not made in good faith or were frivolous) because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall, to the fullest extent permitted by law, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, promptly advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by applicable law (unless a court of competent jurisdiction determines that the assertions made by Indemnitee in such Proceeding or otherwise were not made in good faith or were frivolous), whichever is greater.
(e)
Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
15.
Enforcement.
(a)
The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a Covered Person, and acknowledges that Indemnitee is relying on this Agreement in continuing in such capacity.
(b)
In the event Indemnitee is required to bring any action to enforce his or her rights or to collect moneys due under this Agreement, the Company shall advance Indemnitee all of Indemnitee’s reasonable fees and expenses in bringing and pursuing such action. Indemnitee shall be responsible for reimbursement to the Company of such advance unless it is ultimately determined by a court of competent jurisdiction that Indemnitee is entitled to be indemnified by the Company for such fees and expenses under the provisions of the State Statutes, the Bylaws, this Agreement or otherwise.

16.
No Employment Rights. Nothing in this Agreement is intended to confer on Indemnitee any right to continue in the employ of the Company for any period of time or to interfere with or otherwise restrict in any way the rights of the Company or of Indemnitee, which rights are hereby expressly reserved by each, to terminate Indemnitee’s service at any time and for any reason, with or without cause, except as may be provided otherwise in an agreement, if any, between the Company and Indemnitee.
17.
Severability. Each of the provisions of this Agreement are separate and distinct and independent of one another, so that if any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is so held to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to amend such provision or to delete specific words or phrases so that such provision shall then be enforceable to the fullest extent permitted by law unless such change is contrary to the intent of the parties hereto.
18.
Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of the amount of such payment to all rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary or reasonable to secure such rights, including, without limitation, the execution of such documents necessary or reasonable to enable the Company to effectively bring suit to enforce such rights.
19.
Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).
20.
Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the indemnification exception under Section 1.409A-1(b)(10) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), which provides that indemnification of, or the purchase of an insurance policy providing for payments of, all or part of the expenses incurred or damages paid or payable by Indemnitee with respect to a bona fide claim against Indemnitee or the Company do not provide for a deferral of compensation, subject to Section 409A of the Code, where such claim is based on actions or failures to act by Indemnitee in his or her capacity as a service provider of the Company. The parties intend that this Agreement be interpreted and construed with such intent.
21.
Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand and receipted for by the party to whom said communication shall have been directed or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which said communication is so mailed and addressed to the appropriate party at the following address (as such address may be changed by a party by delivering notice of such change in the manner set forth in this Section 21):

If to Indemnitee:

If to the Company: Turtle Beach Corporation
44 South Broadway
4th Floor
White Plains, NY 10601

22.
Binding Effect; Amendment. This Agreement shall be binding on the parties, their heirs, personal representatives, successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns, and to the benefit of the Company, its successors and assigns. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in a writing signed by both parties.
23.
Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state or federal courts located in Clark County, Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Nevada, irrevocably Corporation Service Company, 112 North Curry Street, Carson City, Nevada 89703 as its agent in the State of Nevada as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Nevada, (iv) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.
24.
Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25.
Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

INDEMNITEE:

By:

COMPANY:
Turtle Beach Corporation
a Nevada corporation

By:

[Signature Page to Indemnification Agreement]